Exhibit 99.1

Crexendo Reports Financial Results for the Second Quarter of 2018

PHOENIX, AZ—(Marketwired – August 2, 2018)

Crexendo, Inc. (OTCQX: CXDO), a next-generation CLEC and an award-winning leader and provider of unified communications cloud telecom services, broadband internet services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates, today reported financial results for the second quarter of 2018.

Financial highlights:

For the three months ended June 30, 2018

Consolidated total revenue for the second quarter of 2018 increased 22% to $3.0 million compared to $2.4 million for the second quarter of 2017.

Consolidated service revenue for the second quarter of 2018 increased 19% to $2.5 million compared to $2.1 million for the second quarter of 2017.

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Cloud Telecommunications Segment UCaaS service revenue for the second quarter of 2018 increased 25% to $2.3 million compared to $1.9 million for the second quarter of 2017.
●
Web Services Segment service revenue for the second quarter of 2018 decreased 22% to $208,000, compared to $266,000 for the second quarter of 2017.

Consolidated product revenue for the second quarter of 2018 increased 44% to $437,000 compared to $303,000 for the second quarter of 2017.

Consolidated operating expenses for the second quarter of 2018 increased 10% to $2.9 million compared to $2.7 million for the second quarter of 2017.

On a GAAP basis, the Company reported net income of $47,000 for the second quarter of 2018, or breakeven per diluted common share, compared to a net loss of $(256,000) or $(0.02) loss per diluted common share for the second quarter of 2017.

Non-GAAP net income was $178,000 for the second quarter of 2018, or $0.01 per diluted common share, compared to a Non-GAAP net loss of $(66,000) or breakeven per diluted common share for the second quarter of 2017.

EBITDA for the second quarter of 2018 was $71,000 compared to a $(192,000) loss for the second quarter of 2017. Adjusted EBITDA for the second quarter of 2018 was $184,000 compared to a $(60,000) loss for the second quarter of 2017.

For the six months ended June 30, 2018

Consolidated total revenue for the six months ended June 30, 2018 increased 22% to $5.8 million compared to $4.7 million for the six months ended June 30, 2017.

Consolidated service revenue for the six months ended June 30, 2018 increased 20% to $5.0 million compared to $4.1 million for the six months ended June 30, 2017.

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Cloud Telecommunications Segment UCaaS service revenue for the six months ended June 30, 2018 increased 26% to $4.5 million compared to $3.6 million for the six months ended June 30, 2017.
●
Web Services Segment service revenue for the six months ended June 30, 2018 decreased 21% to $433,000, compared to $546,000 for the six months ended June 30, 2017.

Consolidated product revenue for the six months ended June 30, 2018 increased 38% to $803,000 compared to $582,000 for the six months ended June 30, 2017.

Consolidated operating expenses for the six months ended June 30, 2018 increased 7% to $5.8 million compared to $5.4 million for the six months ended June 30, 2017.

On a GAAP basis, the Company reported a $(16,000) net loss for the six months ended June 30, 2018, or breakeven per diluted common share, compared to a net loss of $(771,000) or $(0.06) loss per diluted common share for the six months ended June 30, 2017.

Non-GAAP net income was $195,000 for the six months ended June 30, 2018, or $0.01 per diluted common share, compared to a Non-GAAP net loss of $(226,000) or $(0.02) loss per diluted common share for the six months ended June 30, 2017.

EBITDA for the six months ended June 30, 2018 was $27,000 compared to a $(646,000) loss for six months ended June 30, 2017. Adjusted EBITDA for the six months ended June 30, 2018 was $202,000 compared to a $(216,000) loss for the six months ended June 30, 2017.

Total cash, cash equivalents, and restricted cash at June 30, 2018 was $1.4 million compared to $1.4 million at December 31, 2017.

We used $(32,000) for operating activities for the six months ended June 30, 2018 compared to $(143,000) for the six months ended June 30, 2017. We used $(136,000) for investing activities for the six months ended June 30, 2018 compared to $252,000 provided by investing activities for the six months ended June 30, 2017. Financing activities provided $226,000 for the six months ended June 30, 2018 compared to $201,000 provided for the six months ended June 30, 2017.

Steven G. Mihaylo, Chief Executive Officer commented, “This is a very important quarter for us, as we reached one of our goals of achieving GAAP profitability. I continue to be pleased with our results; we have been working hard to reach profitability. I continue to be highly encouraged by our Cloud Telecommunications Segment (UCaaS) service revenue. There was a 26% increase for the six months ended June 30, 2018 to $4.5 million compared to $3.6 million for the six months ended June 30, 2017. This continued strong growth supports the operational improvements we have made. What is also very encouraging is that this is the fourth quarter in a row we achieved Non-GAAP net income.”

Mihaylo added, "We have achieved this milestone due to what I believe is the hard work and talent of our team. Expenses are monitored very carefully on an ongoing basis with great care, we do not believe in wasting cash, time or effort. I am pleased with the continual efforts and results of creating operational efficiencies. I continue to believe the future for Crexendo is very bright. I have high expectations for our future growth.”

Doug Gaylor, President and Chief Operating Officer, stated, "While I am pleased with the results this quarter and our achieving GAAP income, the team and I are focused on the future. Every day we work to improve our processes, our products and our sales. We will continue our efforts to increase shareholder value, while providing the best UCaaS products and services in the industry.”

Conference Call

The Company is hosting a conference call today, August 2, 2018 at 5:30 PM EST. The dial-in number for domestic participants is 877-407-8031 and 201-689-8031 for international participants. Please dial in five to ten minutes prior to the beginning of the call at 5:30 PM EST and reference Crexendo. A replay of the call will be available until August 16, 2018 by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 34111.

About Crexendo

Crexendo, Inc. (CXDO) is a next-generation CLEC and an award-winning leader and provider of unified communications cloud telecom services, broadband internet services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) being pleased with its results; (ii) working hard to reach profitability; (iii) being highly encouraged by Cloud Telecommunications Segment (UCaaS) service revenue; (iv) finding it very encouraging that this is the fourth quarter in a row where there was Non-GAAP net income; (v) achieving this milestone due to the hard work and talent of our team; (vii) monitoring expenses very carefully and not wasting, cash, time or effort; (viii) being pleased with the continual efforts and results of creating operational efficiencies; (ix) believing the future for is very bright and high expectations for our future growth; (x) being focused the future and working to improve process, products and sales and (xi) continuing its efforts to increase shareholder value, while providing the best UCaaS products and services in the industry.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2017, and quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except par value and share data)

	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$1,340	$1,282
Restricted cash	100	100
Trade receivables, net of allowance for doubtful accounts of $20
as of June 30, 2018 and $19 as of December 31, 2017	382	372
Contract assets	11	3
Inventories	394	131
Equipment financing receivables	83	116
Contract costs	370	379
Prepaid expenses	309	251
Income tax receivable	5	-
Other current assets	10	10
Total current assets	3,004	2,644

Long-term trade receivables, net of allowance for doubtful accounts
of $9 as of June 30, 2018 and $10 as of December 31, 2017	29	31
Long-term equipment financing receivables, net	95	58
Property and equipment, net	140	8
Intangible assets, net	203	239
Goodwill	272	272
Contract costs, net of current portion	366	364
Other long-term assets	108	121
Total assets	$4,217	$3,737

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$88	$79
Accrued expenses	1,028	961
Notes payable	141	69
Contract liabilities	595	614
Total current liabilities	1,852	1,723

Contract liabilities, net of current portion	412	374
Notes payable, net of current portion	134	10
Total liabilities	2,398	2,107

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 25,000,000 shares, 14,308,469 shares issued and outstanding as of June 30, 2018 and 14,287,556 shares issued and
outstanding as of December 31, 2017	14	14
Additional paid-in capital	60,765	60,560
Accumulated deficit	(58,960)	(58,944)
Total stockholders' equity	1,819	1,630

Total Liabilities and Stockholders' Equity	$4,217	$3,737

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share and share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Service revenue	$2,540	$2,133	$4,982	$4,148
Product revenue	437	303	803	582
Total revenue	2,977	2,436	5,785	4,730

Operating expenses:
Cost of service revenue	731	654	1,460	1,298
Cost of product revenue	201	124	388	232
Selling and marketing	767	684	1,596	1,346
General and administrative	1,034	1,009	1,979	2,180
Research and development	194	185	375	375
Total operating expenses	2,927	2,656	5,798	5,431

Gain/(loss) from operations	50	(220)	(13)	(701)

Other income/(expense):
Interest income	2	2	4	5
Interest expense	(2)	(35)	(3)	(70)
Other income, net	-	1	3	3
Total other income/(expense), net	-	(32)	4	(62)

Income/(loss) before income tax	50	(252)	(9)	(763)

Income tax provision	(3)	(4)	(7)	(8)

Net income/(loss)	$47	$(256)	$(16)	$(771)

Net incom/(loss) per common share:
Basic	$0.00	$(0.02)	$(0.00)	$(0.06)
Diluted	$0.00	$(0.02)	$(0.00)	$(0.06)

Weighted-average common shares outstanding:
Basic	14,299,638	13,819,281	14,293,658	13,759,666
Diluted	15,147,255	13,819,281	14,293,658	13,759,666

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(16)	$(771)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization of prepaid rent	-	54
Depreciation and amortization	40	55
Non-cash interest expense	-	66
Share-based compensation	175	392
Amortization of deferred gain	-	(16)
Changes in assets and liabilities:
Trade receivables	(8)	(50)
Contract assets	(8)	(1)
Equipment financing receivables	(4)	65
Inventories	(263)	(84)
Contract costs	7	12
Prepaid expenses	(58)	75
Income tax receivable	(5)	-
Other assets	13	14
Accounts payable and accrued expenses	76	(98)
Contract liabilities	19	144
Net cash used for operating activities	(32)	(143)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(136)	-
Sale of long-term investment	-	252
Net cash provided by/(used for) investing activities	(136)	252

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	267	111
Repayments made on notes payable	(71)	(76)
Proceeds from exercise of options	30	166
Net cash provided by financing activities	226	201

NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	58	310

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE BEGINNING OF THE PERIOD	1,382	719

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE END OF THE PERIOD	$1,440	$1,029

Supplemental disclosure of cash flow information:
Cash used during the period for:
Income taxes, net	$(12)	$(9)
Supplemental disclosure of non-cash investing and financing information:
Issuance of common stock for prepayment of interest on related-party note payable	-	109
Prepaid assets financed through notes payable	121	111
Property and equipment financed through notes payable	130	-

CREXENDO, INC. AND SUBSIDIARIES
Supplemental Segment Financial Data
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
		As Adjusted		As Adjusted
Revenue:
Cloud telecommunications	$2,769	$2,170	$5,352	$4,184
Web services	208	266	433	546
Consolidated revenue	2,977	2,436	5,785	4,730

Income/(loss) from operations:
Cloud telecommunications	(56)	(348)	(244)	(936)
Web services	106	128	231	235
Total operating income/(loss)	50	(220)	(13)	(701)
Other income/(expense), net:
Cloud telecommunications	3	(32)	7	(62)
Web services	(3)	-	(3)	-
Total other income/(expense), net	-	(32)	4	(62)
Income/(loss) before income tax provision:
Cloud telecommunications	(53)	(380)	(237)	(998)
Web services	103	128	228	235
Income/(loss) before income tax provision	50	(252)	(9)	(763)

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss) and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, rent expense paid with common stock, interest expense paid with common stock, and amortization of intangibles. We define EBITDA as U.S. GAAP net income (loss) before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for share-based compensation, and rent expense paid with stock. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our August 2, 2018 earnings press release, as furnished on Form 8-K, we included Non-GAAP net loss, EBITDA and Adjusted EBITDA. The terms Non-GAAP net loss, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net loss, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net loss or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

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EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
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they do not reflect changes in, or cash requirements for, our working capital needs;
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they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
●
they do not reflect income taxes or the cash requirements for any tax payments;
●
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
●
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
●
other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Income/(Loss) to Non-GAAP Net Income/(Loss)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
		As Adjusted		As Adjusted
	(In thousands)		(In thousands)
U.S. GAAP net income/(loss)	$47	$(256)	$(16)	$(771)
Share-based compensation	113	132	175	392
Amortization of rent expense paid in stock, net of deferred gain	-	-	-	38
Amortization of intangible assets	18	25	36	49
Non-cash interest expense	-	33	-	66
Non-GAAP net income/(loss)	$178	$(66)	$195	$(226)

Non-GAAP net income/(loss) per common share:
Basic	$0.01	$(0.00)	$0.01	$(0.02)
Diluted	$0.01	$(0.00)	$0.01	$(0.02)

Weighted-average common shares outstanding:
Basic	14,299,638	13,819,281	14,293,658	13,759,666
Diluted	15,147,255	13,819,281	15,181,564	13,759,666

Reconciliation of U.S. GAAP Net Income/(Loss) to EBITDA to Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
		As Adjusted		As Adjusted
	(In thousands)		(In thousands)
U.S. GAAP net income/(loss)	$47	$(256)	$(16)	$(771)
Depreciation and amortization	21	28	40	55
Interest expense	2	35	3	70
Interest and other income	(2)	(3)	(7)	(8)
Income tax provision	3	4	7	8
EBITDA	71	(192)	27	(646)
Share-based compensation	113	132	175	392
Amortization of rent expense paid in stock, net of deferred gain	-	-	-	38
Adjusted EBITDA	$184	$(60)	$202	$(216)